Exhibit 10.3

Execution Version

CLASS D EXCHANGE AGREEMENT

This CLASS D EXCHANGE AGREEMENT (this “Agreement”), dated as of May 31, 2024, is hereby entered into by and among StepStone Group Inc., a Delaware corporation (the “Company”), StepStone Group LP, a Delaware limited partnership (the “Partnership”), and the Partnership Unitholders (as defined herein).

RECITALS

WHEREAS, on February 7, 2024, the Company and certain Partnership Unitholders entered into Transaction Agreements (“Transaction Agreements”), pursuant to which certain partners of StepStone Group Real Estate LP, a Delaware limited partnership (“SRE”) and StepStone Group Real Assets LP, a Delaware limited partnership (“SIRA”) agreed to sell their equity interests in SRE and SIRA, as applicable, in exchange for Class D Units; and

WHEREAS, the parties hereto desire to provide for the exchange of Exchangeable Units (as defined herein) for cash or shares of Class A Common Stock, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Definitions. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement and those terms shall have the meanings respectively ascribed to them.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in New York City, New York are authorized or required to close.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (x) the number of shares of Class A Common Stock that would otherwise be delivered to a Partnership Unitholder in an Exchange, multiplied by (y) the price per share, net of underwriting discounts and commissions, at which Class A Common Stock is issued by the Company in an underwritten offering or block trade commenced in anticipation of the applicable Exchange for purposes of providing liquidity for Partnership Unitholders (a “Liquidity Offering”); or (z) if no such Liquidity Offering in which the exchanging Partnership Unitholder participates occurs within 60 days after the receipt of the Exchange Notice, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Exchange Date, in each case subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends, stock combinations, recapitalizations, reorganizations, mergers, consolidations, other business combinations or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the amount specified in clause (y) shall be reasonably determined in good faith by a committee of the Board of Directors composed of a majority of the directors of the Company and who do not have an interest in the Exchangeable Units and shares of Class B Common Stock being Exchanged.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Class B Committee” has the meaning set forth in the Stockholders’ Agreement.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.

“Class B Holder” shall have the meaning set forth in the Stockholders’ Agreement.

“Class D Holder Restriction” means that a holder of Class D Units may only Exchange (other than pursuant to a Mandatory Exchange) as follows:

(i)  except as set forth in (ii) below:

(a)  during the first six months after the Transaction Agreement Closing Date pursuant to which the Exchangeable Units are issued, none of such Exchangeable Units may be Exchanged;

(b) after six months and until the first anniversary after the Transaction Agreement Closing Date pursuant to which the Exchangeable Units are issued, the holder may Exchange up to a cumulative number of such Exchangeable Units equal to (A) (x) 50% of the Adjusted Exchange Value, less (y) the cash amount delivered in such Transaction Agreement Exchange, divided by (B) the STEP 30-Day VWAP, in each case as calculated for such Transaction Agreement Exchange pursuant to the applicable Transaction Agreement;

(c) after the first anniversary after the Transaction Agreement Closing Date pursuant to which the Exchangeable Units are issued, all of such Exchangeable Units may be Exchanged;

(ii) if a Transaction Agreement Exchange constitutes an Acceleration Exchange (as defined in the applicable Transaction Agreement), then in lieu of the limitations in clause (i):

(a) during the first six months after the Transaction Agreement Closing Date pursuant to which the Exchangeable Units are issued, none of such Exchangeable Units may be Exchanged;

(b) after six months and until the first anniversary after the Transaction Agreement Closing Date pursuant to which the Exchangeable Units are issued, up to a cumulative number of one third (1/3) of such Exchangeable Units;

(c) after the first anniversary and until the second anniversary after the Transaction Agreement Closing Date pursuant to which the Exchangeable Units are issued, up to a cumulative number of two thirds (2/3) of such Exchangeable Units;

(d) after the second anniversary after the Transaction Agreement Closing Date pursuant to which the Exchangeable Units are issued, all of such Exchangeable Units may be Exchanged;

provided, that (x) Exchangeable Units delivered with respect to an “Upward Adjustment Amount,” “Upward Acceleration Exchange Adjustment Amount” or “Holdback” (in each case as defined in the applicable Transaction Agreement) will not be subject to the limitations above and may be Exchanged at any time after delivery of such Exchangeable Units to the Partnership Unitholder; and (y) the Board of Directors (or a committee to which the Board of Directors has delegated such authority) may, in its sole discretion and subject to conditions, release all or a portion of such Exchangeable Units from the foregoing restriction.

“Class D Unit” means each Class D Unit (or other interest in the Partnership that may be issued by the Partnership in the future that is designated by the Partnership as a “Class D Unit”) including any interest in the Partnership converted into or exchanged for a Class D Unit.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of the Class A Common Stock and Class B Common Stock.

“Company” has the meaning set forth in the Preamble.

“Elective Exchange” has the meaning set forth in Section 2.1(a)(i)(A).

“Elective Exchange Date” has the meaning set forth in Section 2.1(a)(i)(D).

“Elective Exchange Notice” has the meaning set forth in Section 2.1(a)(i)(B).

“Exchange” means any Elective Exchange or Mandatory Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” shall mean, in the case of any Exchange, either (x) the number of shares of Class A Common Stock that is equal to the product of the number of Exchangeable Units surrendered in the Exchange multiplied by the Exchange Rate, or (y) the Cash Settlement.

“Exchange Date” means an Elective Exchange Date or Mandatory Exchange Date.

“Exchange Notice” means an Elective Exchange Notice or Mandatory Exchange Notice.

“Exchange Rate” means, in respect of any Exchange, a ratio, expressed as a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to the Exchange and the denominator of which shall be the number of Partnership Units owned by the Company immediately prior to the Exchange. On the date of this Agreement, the Exchange Rate shall be 1, subject to adjustment pursuant to Section 2.2.

“Exchangeable Unit” means each Class D Unit held by a party to this Agreement.

“General Partner” has the meaning set forth in the Partnership Agreement.

“Mandatory Exchange” has the meaning set forth in Section 2.1(a)(ii)(A).

“Mandatory Exchange Date” has the meaning set forth in Section 2.1(a)(ii)(A).

“Mandatory Exchange Notice” has the meaning set forth in Section 2.1(a)(ii)(A).

“Minimum Exchangeable Amount” means the lesser of (a) Exchangeable Units estimated to have a fair value of at least $100,000 at the time the Exchange Notice is delivered and (b) all of the Exchangeable Units held by such Partnership Unitholder; provided, that the Board of Directors may in its discretion authorize a Minimum Exchangeable Amount that is less than (a) or (b).

“Notice” has the meaning set forth in Section 4.3.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Agreement” means the Tenth Amended and Restated Limited Partnership Agreement of StepStone Group LP, as the same may be further amended or restated from time to time in accordance with the terms thereof.

“Partnership Unitholder” means each holder of one or more Exchangeable Units that is a party hereto as of the date hereof or that becomes a party to this Agreement pursuant Section 4.1.

“Partnership Units” means all units not subject to vesting, including Class A Units, Class B Units, Class C Units and Class D Units issued by the Partnership and outstanding from time to time.

“Permitted Transferee” has the meaning set forth in Section 4.1.

“Person” means an individual, corporation, company, limited liability company, association, estate, partnership, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

“Policies” means the policies or guidelines set by the Company from time to time that shall be applicable to, and applied consistently with respect to, all unitholders in the Partnership (including policies intended to ensure orderly liquidity for exchanging Partnership Unitholders, stability in the trading market for the Partnership’s securities and compliance with laws restricting the trading in securities while in possession of material non-public information). As of the date of this Agreement, it is expected that the policies or guidelines will generally permit one Exchange Date each calendar quarter; provided that, unless otherwise approved by the Partnership, no Elective Exchange Date may occur earlier than five Business Days after delivery of an Elective Exchange Notice and no Mandatory Exchange Date may occur earlier than ten Business Days after delivery of a Mandatory Exchange Notice; and provided further that the Board of Directors may from time to time specify additional Exchange Dates. For the avoidance of doubt, the Company may modify or replace its applicable policies at any time, which policies will be made available to the Partnership Unitholders.

“Retraction Deadline” has the meaning set forth in Section 1.1(a)(i)(E).

“Retraction Event” means a 5% or greater drop in the reported closing trading price of a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor.

“Retraction Notice” has the meaning set forth in Section 1.1(a)(i)(E).

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated September 20, 2021, among the Company, the Partnership and the other Persons party thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Takeover Laws” has the meaning set forth in Section 3.1.

“Tax Receivable Agreement” means one or more of those certain Tax Receivable Agreements, dated on or about the date hereof, among the Company, the Partnership, each of the TRA Partners and the TRA Representative (each as defined therein), as the same may be further amended from time to time.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transaction Agreement Closing Date” means the “Closing Date” (as defined in the applicable Transaction Agreement) with respect to a particular Transaction Agreement Exchange.

“Transaction Agreement Exchange” means an “Exchange” (as defined in the applicable Transaction Agreement) resulting in the issuance of Class D Units.

ARTICLE II

EXCHANGES

Section 2.1 Exchange of Exchangeable Units for Class A Common Stock.

(a) The Exchanges.

(i) Elective Exchanges.

(A) Subject to Section 2.1(c), and otherwise upon the terms and subject to the conditions hereof and of the Partnership Agreement, each Partnership Unitholder shall have the right from time to time (but subject to the Class D Holder Restriction) to surrender Exchangeable Units in at least the Minimum Exchangeable Amount (in each case, free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement, the Policies and the Partnership Agreement) to the Partnership and to thereby cause the Partnership to deliver to that Partnership Unitholder (or its designee) the Exchange Consideration as set forth herein (an “Elective Exchange”).

(B) A Partnership Unitholder shall exercise its right to an Elective Exchange by delivering to the Partnership, with a contemporaneous copy delivered to the Company, in each case during normal business hours at the principal executive offices of the Partnership and the Company, respectively, a written election of exchange in respect of the Exchangeable Units to be exchanged substantially in the form of Exhibit A hereto (an “Elective Exchange Notice”), duly executed by such Partnership Unitholder.

(C) A Partnership Unitholder may specify, in an applicable Elective Exchange Notice, that the Elective Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering, block trade, change of control transaction or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination. The termination of a transaction or event specified in the preceding sentence, prior to the consummation thereof, shall terminate all of the exchanging Partnership Unitholder’s, Partnership’s and Company’s rights and obligations under this Section 2.1(a)(i) arising from that particular Elective Exchange Notice, and all actions taken to effect the Elective Exchange contemplated by that Elective Exchange Notice shall be deemed rescinded.

(D) After the Elective Exchange Notice has been delivered to the Partnership, and unless such Partnership Unitholder timely has delivered a Retraction Notice pursuant to Section 1.1(a)(i)(E) or the Partnership has refused to honor the request in full pursuant to Section 2.1(b)(i), the Partnership will effect the Elective Exchange in accordance with the Policies and inform the Partnership Unitholder of the effective date of such Elective Exchange (the “Elective Exchange Date”).

(E) Notwithstanding anything herein to the contrary, if a Retraction Event occurs after the delivery of an Elective Exchange Notice and prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the applicable Elective Exchange Date (the “Retraction Deadline”), a Partnership Unitholder may withdraw or amend its Elective Exchange Notice, in whole or in part, by giving written notice at any time prior to the Retraction Deadline (a “Retraction Notice”) to the Partnership (with a copy to the Company) specifying (A) the number of withdrawn Exchangeable Units and (B) the number of Exchangeable Units as to which the Elective Exchange Notice remains in effect. The timely delivery of a Retraction Notice indicating an entire withdrawal of the Elective Exchange Notice shall terminate all of the exchanging Partnership Unitholder’s, Partnership’s and Company’s rights and obligations under this Section 2.1(a)(i) arising from that particular Elective Exchange Notice, and all actions taken to effect the Elective Exchange contemplated by that Elective Exchange Notice shall be deemed rescinded.

(ii) Mandatory Exchanges. Upon the occurrence of any of the circumstances set out in Section 7.8.2 of the Partnership Agreement and in accordance with the terms and conditions thereof, the General Partner or the Class B Committee, as applicable, may exercise its right to cause a mandatory exchange of a Partnership Unitholder’s Exchangeable Units (a “Mandatory Exchange”) by delivering to the Partnership Unitholder a written notice pursuant to the notice provisions of the Partnership Agreement (an “Mandatory Exchange Notice”) specifying the basis for the Mandatory Exchange, the Exchangeable Units of the Partnership to which the Mandatory Exchange applies and the effective date of such Mandatory Exchange (the “Mandatory Exchange Date”), which shall be no earlier than ten (10) Business Days after delivery of the Mandatory Exchange Notice. Upon the Mandatory Exchange Date, unless the Partnership has determined such Mandatory Exchange would be in breach of Section 2.1(b)(i), the Partnership will effect the Mandatory Exchange in accordance with the Policies.

(b) Additional Terms Applying to Exchanges.

(i) For the avoidance of doubt, and notwithstanding anything else in this Agreement or the Partnership Agreement to the contrary: (A) the Company may elect to settle an Exchange, in whole or in part, by delivery of the Cash Settlement as to all or any portion of the total number of Exchangeable Units being surrendered and delivery of Class A Common Stock as to any remaining portion not satisfied by the Cash Settlement; and (B) the Board of Directors (or a committee to which the Board of Directors has delegated such authority) may, in its reasonable discretion, deny or limit, in whole or in part, any Exchange that fails to comply with any requirements therefor that the Company, the Partnership, or the Board of Directors may have established, or that, if effected, would adversely affect the trading markets in the Company’s Common Stock as determined by the Board of Directors (or a committee thereof to which the Board of Directors has delegated such authority) in its reasonable discretion. In particular, a Partnership Unitholder shall not be entitled to an Exchange, and the Company and Partnership shall have the right to refuse to honor any request for an Exchange, at any time or during any period if the Company or the Partnership determines, after consultation with counsel, that such Exchange (x) would be prohibited by law or regulation (including, without limitation, the unavailability of a registration of such Exchange under the Securities Act or an exemption from the registration requirements thereof) or (y) would not be permitted under any agreement with the Company, the Partnership or any of their subsidiaries to which the applicable Partnership Unitholder is party (including, without limitation, the Partnership Agreement) or (solely in the case of an Exchange requested by an officer, director or other personnel of the Company, the Partnership or any of their subsidiaries) any written policies of the Company related to restrictions on trading applicable to its officers, directors or other personnel.

(ii) On an Exchange Date, all rights of the exchanging Partnership Unitholder as a holder of the Exchangeable Units shall cease, and unless the Company has elected Cash Settlement as to all Exchangeable Units tendered, such Partnership Unitholder (or its designee) shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging Partnership Unitholder in respect of such Exchange.

(iii) At least two Business Days before the Exchange Date, the Company shall give written notice (the “Contribution Notice”) to the Partnership (with a copy to the exchanging Partnership Unitholders) of its intended settlement method; provided that if the Company does not timely deliver a Contribution Notice, the Company shall be deemed not to have elected the Cash Settlement method.

(c) Exchange Consideration. On or promptly after an Exchange Date, provided the Partnership Unitholder has satisfied its obligations under Section 2.1(b)(i), the Company shall cause the Transfer Agent to register electronically in the name of such Partnership Unitholder (or its designee) in book-entry form the shares of Class A Common Stock issuable upon the applicable Exchange, or, if the Company has so elected, shall deliver or cause to be delivered to such Partnership Unitholder (or its designee), the Cash Settlement. Notwithstanding the foregoing, the Company shall have the right but not the obligation (in lieu of the Partnership) to have the Company acquire Exchangeable Units directly from an exchanging Partnership Unitholder in exchange for shares of Class A Common Stock or, at the option of the Company, the Cash Settlement. If an exchanging Partnership Unitholder receives the shares of Class A Common Stock or the Cash Settlement that such Partnership Unitholder is entitled to receive from the Company pursuant to this Section 2.1(c), the Partnership Unitholder shall have no further right to receive shares of Class A Common Stock from the Partnership or the Company in connection with that Exchange. Notwithstanding anything set forth in this Section 2.1(c) to the contrary, to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Partnership or the Company will, pursuant to the Exchange Notice submitted by the Partnership Unitholder, deliver the shares of Class A Common Stock deliverable to such exchanging Partnership Unitholder through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such exchanging Partnership Unitholder in the Exchange Notice. Upon any Exchange, the Partnership or the Company, as applicable, shall take such actions as (A) may be required to ensure that such Partnership Unitholder receives the shares of Class A Common Stock or the Cash Settlement that such exchanging Partnership Unitholder is entitled to receive in connection with such Exchange pursuant to this Section 2.1 and (B) may be reasonably within its control that would cause such Exchange to be treated for purposes of the Tax Receivable Agreement as an “Exchange” (as such term is defined in the Tax Receivable Agreement). Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company elects a Cash Settlement, the Company shall only be obligated to contribute to the Partnership (or, if the Company elects to settle directly pursuant to Section 2.1(a)(ii), settle directly for an amount equal to), an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts and commissions) from the sale by the Company of a number of shares of Class A Common Stock equal to the number of Exchangeable Units being Exchanged for such Cash Settlement. Except as otherwise required by applicable law, the Company shall, for U.S. federal income tax purposes, be treated as paying an appropriate portion of the selling expenses described in the previous sentence as agent for and on behalf of the exchanging Partnership Unitholder.

(d) Expenses. Subject to any other arrangement or agreement among the Partnership and an applicable Partnership Unitholder, the Company, the Partnership, and each exchanging Partnership Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered pursuant to an Elective Exchange in a name other than that of the Partnership Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Partnership Unitholder) or the Cash Settlement is to be paid to a Person other than the Partnership Unitholder that requested the Exchange, then such Partnership Unitholder or the Person in whose name such shares are to be delivered or to whom the Cash Settlement is to be paid shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

(e) Publicly Traded Partnership. Notwithstanding anything to the contrary herein, if the General Partner of the Partnership determines that an Exchange would pose a material risk that the Partnership would become a “publicly traded partnership” under Section 7704 of the Code, the Exchange shall be null and void.

Section 2.2  Adjustment. To the extent not reflected in an adjustment to the Exchange Rate, if there is any stock split, reverse split, stock dividend, stock combination, reclassification, recapitalization, reorganization, merger, consolidation, other business combination or other similar event or transaction relating to, affecting or in respect of the Class A Common Stock (an “Adjustment Transaction”), including any Adjustment Transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then upon any subsequent Exchange, an exchanging Partnership Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Partnership Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such Adjustment Transaction, including taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such Adjustment Transaction. For the avoidance of doubt, if there is any Adjustment Transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 2.3  Class A Common Stock to be Issued.

(a) Class A Common Stock Reserve. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable under this Agreement upon all such Exchanges; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of any such Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Company or any subsidiary thereof).

(b) Rule 16(b) Exemption. The Company has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Company (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Company for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Company (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company upon the registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act.

(c) Takeover Law. If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Company shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(d) Validity of Class A Common Stock. The Company covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any Person.

Section 2.4  Withholding.

(a) Withholding of Class A Common Stock Permitted. If the Company or the Partnership shall be required to withhold any amounts by reason of any federal, state, local or foreign tax laws or regulations in respect of any Exchange, the Company or the Partnership, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the amount of any taxes that the Company or the Partnership, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Partnership Unitholder.

(b) Notice of Withholding. If the Company or the Partnership determines that any amounts by reason of any federal, state, local or foreign tax laws or regulations are required to be withheld in respect of any Exchange, the Company or the Partnership, as the case may be, shall use commercially reasonable efforts to promptly notify the exchanging Partnership Unitholder and shall consider in good faith any theories, positions or alternative arrangements that such Partnership Unitholder raises (reasonably in advance of the date on which the Company or the Partnership believes withholding is required) as to why withholding is not required or that may avoid the need for such withholding, provided that none of the Company or the Partnership is required to incur additional costs as a result of such obligation and this Section 2.4(b) shall not in any manner limit the authority of the Company or the Partnership to withhold taxes with respect to an exchanging Partnership Unitholder pursuant to Section 2.4(a).

Section 2.5  Tax Treatment. Unless otherwise required by applicable law, the parties hereto acknowledge and agree that an Exchange with the Partnership or the Company shall be treated as a direct exchange between the Company and the Partnership Unitholder for U.S. federal and applicable state and local income tax purposes. The parties hereto intend to treat any Exchange consummated hereunder as a taxable exchange for U.S. federal and applicable state and local income tax purposes except as otherwise agreed to in writing by the exchanging Partnership Unitholder and the Company or required by applicable law. This Agreement shall be treated as part of the partnership agreement of the Partnership as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

Section 2.6  Contribution of the Company. In connection with any Exchange between a Partnership Unitholder and the Partnership, the Company shall contribute to the Partnership the shares of Class A Common Stock or Cash Settlement that the Partnership Unitholder is entitled to receive in such Exchange. Unless the Partnership Unitholder has timely delivered a Retraction Notice as provided in Section 1.1(a)(i)(E), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date) (i) the Company shall make a capital contribution to the Partnership (in the form of the shares of Class A Common Stock or the Cash Settlement that the Partnership Unitholder is entitled to receive in such Exchange) required under this Section 2.6 and (ii) the Partnership shall issue to the Company a number of Class A Units equal to the number of Exchangeable Units surrendered by the Partnership Unitholder. The timely delivery of a Retraction Notice shall terminate all of the Partnership’s and the Company’s rights and obligations under this Section 2.6 arising from the Exchange Notice.

Section 2.7  Apportionment of Distributions. Distributions with a Distribution Record Date (as defined in Section 4.7.1 of the Partnership Agreement) on or before the Exchange Date shall be made to the Exchanging Partnership Unitholder.

Section 2.8  Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of the Partnership, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), the General Partner or a designee of any of the foregoing that are within such Person’s authority hereunder shall be reasonable and made in good faith.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of the Company. The Company represents and warrants that (i) it is a corporation duly incorporated and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of the Company, including all actions determined by the Board of Directors to be reasonably necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to an Exchange shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any United States jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”) to the extent permitted by applicable law, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation of the Company or the bylaws of the Company or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (C) based on the representations to be made by each Partnership Unitholder pursuant to the written election in the form of Exhibit A attached hereto in connection with Exchanges made pursuant to the terms of the Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Company or its business, financial condition or results of operations.

Section 3.2  Representations and Warranties of the Partnership. The Partnership represents and warrants that (i) it is a limited partnership duly formed and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by the Partnership and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Partnership, (iv) this Agreement constitutes a legal, valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated hereby will not (A) result in a violation of the Partnership Agreement or the certificate of limited partnership of the Partnership or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Partnership is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Partnership or by which any property or asset of the Partnership is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Partnership or its business, financial condition or results of operations.

Section 3.3  Representations and Warranties of the Partnership Unitholders. Each Partnership Unitholder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is existing and in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Partnership Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Partnership Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (v) the execution, delivery and performance of this Agreement by such Partnership Unitholder and the consummation by such Partnership Unitholder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws or other organizational documents of such Partnership Unitholder, (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Partnership Unitholder is a party or by which any property or asset of such Partnership Unitholder is bound or affected, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Partnership Unitholder, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not in any material respect result in the unenforceability against such Partnership Unitholder of this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1  Additional Partnership Unitholders. If a Partnership Unitholder validly transfers any or all of such holder’s Class D Units to another Person in a transaction in accordance with, and not in contravention of, the Partnership Agreement, then such transferee (each, a “Permitted Transferee”) shall, as a condition to such transfer, (i) deliver a written notice of such transfer to the Company and (ii) be required to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Partnership Unitholder hereunder. To the extent the Partnership issues Exchangeable Units in the future to a Person who is not a Partnership Unitholder, then the Partnership shall, as a condition to such issuance, require each holder of such Exchangeable Units to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Partnership Unitholder hereunder. Other than to a Permitted Transferee, a Partnership Unitholder may not assign or transfer any of its rights or obligations under this Agreement. No Person shall have any rights hereunder until he, she, or it has executed this Agreement (including by executing a joinder thereto).

Section 4.2  Term; Termination. This Agreement shall remain in effect (i) as to the Partnership and the Company, until the date on which no Class D Units remain outstanding and there exist no rights to acquire Exchangeable Units, and (ii) as to any Partnership Unitholder, until the date such Partnership Unitholder no longer holds or has any right to acquire Exchangeable Units.

Section 4.3  Notifications. Any notice, demand, consent, election, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing or electronic form and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronically or by facsimile transmittal. A notice must be addressed:

If to the Company or the Partnership at:

StepStone Group Inc.

4225 Executive Square, Suite 1600

La Jolla, CA 92037

Telephone:

E-mail:

Attention: Chief Legal Officer

with a copy (which shall not constitute notice to the Company or the Partnership) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Telephone:

Email:

Attention: Eric Scarazzo

If to any Partnership Unitholder, to the address and other contact information set forth in the records of the Partnership from time to time.

A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered. A notice that is sent by mail will be deemed given: (i) three Business Days after such notice is mailed to an address within the United States of America or (ii) seven Business Days after such notice is mailed to an address outside of the United States of America. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent electronically or by facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day. The Partnership or the Company may designate, by notice to all of the Partnership Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. Partnership Unitholders may designate, by notice to the Partnership and the Company, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 4.4  Complete Agreement. This Agreement, together with the Partnership Agreement and the Tax Receivable Agreement, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof.

Section 4.5  Applicable Law; Venue; Waiver of Jury Trial.

(a) Applicable Law. The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(b) Venue. Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, if (but only if) such court lacks jurisdiction, any state or federal court of the State of Delaware) in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined solely and exclusively in such court and the appellate courts therefrom. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any court other than as aforesaid. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(c) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY

OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.5.

Section 4.6  References to this Agreement; Headings. Unless otherwise indicated, “Sections,” “clauses” and “Exhibits” mean and refer to designated Sections, clauses, and Exhibits of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

Section 4.7  Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and Permitted Transferees.

Section 4.8  Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. Any reference to any statute, law, or regulation, form or schedule shall include any amendments, modifications, or replacements thereof. Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof. Whenever used herein, (i) “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, (ii) “any” shall mean “one or more,” and (iii) “including”, “include” and “includes” shall be deemed followed by the words “without limitation.”

Section 4.9  Severability. It is expressly understood and agreed that if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or portion of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

Section 4.10  Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 4.11  No Third-Party Beneficiaries. Each Partnership Unitholder on the date hereof is expected to become a party to this Agreement. Each of their Permitted Transferees and each Person who is or becomes a Partnership Unitholder may become a party hereto, subject to their execution and delivery to the Partnership and the Company of an executed joinder to this Agreement in form and substance acceptable to the Partnership and the Company. This Agreement is not otherwise intended to, and does not, provide or create any rights or benefits in any Person.

Section 4.12  Mutual Drafting. The parties hereto are sophisticated and have been advised by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

Section 4.13  Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.14  Amendment. The provisions of this Agreement may be amended only by an instrument in writing approved by the affirmative vote or written or electronic consent of each of (i) the Company, (ii) the Partnership, and (iii) Partnership Unitholders holding a majority of the then outstanding Class D Units held by such Partnership Unitholders; provided that no amendment may disproportionately and adversely affect the rights of a Partnership Unitholder in respect of the Class D Units compared to the rights of other Partnership Unitholders in respect of the Class D Units without the consent of such affected Partnership Unitholder

Section 4.15  Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages would be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party that may be injured (in addition to any other remedies that may be available to that party) shall be entitled (without the need to post any bond, surety, or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act that would constitute a breach or (b) compelling the performance of any obligation that, if not performed, would constitute a breach.

Section 4.16  Independent Nature of Partnership Unitholders’ Rights and Obligations. The obligations of each Partnership Unitholder hereunder are several and not joint with the obligations of any other Partnership Unitholder, and no Partnership Unitholder shall be responsible in any way for the performance of, or failure to perform, the obligations of any other Partnership Unitholder hereunder. The decision of each Partnership Unitholder to enter into this Agreement has been made by such Partnership Unitholder independently of any other Partnership Unitholder. Nothing contained herein, and no action taken by any Partnership Unitholder pursuant hereto, shall be deemed to constitute the Partnership Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Partnership Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Company acknowledges that the Partnership Unitholders are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 4.17  Share Legends and Transfer of Class A Common Stock. Each Class D Holder acknowledges that the Company may, as a condition to issuing Class A Common Stock in an Exchange without a private placement legend or as a condition to acknowledging any transfer of Class A Common Stock issued in an Exchange, require an opinion of counsel and a certificate of the Class D Holder, in each case reasonably satisfactory to the Company, establishing, as applicable, that the shares are not “restricted securities” under the U.S. federal securities laws or the proposed transfer does not result in a violation of the Securities Act or applicable state securities laws; provided, however, that if the Company’s transfer agent requires a legal opinion in connection with a transaction made in compliance with Rule 144 under the Securities Act, then the Company shall cause its counsel to issue a legal opinion to the transfer agent, which opinion may rely on the certificate of the Class D Holder, covering the removal of any private placement legend borne by such shares of Class A Common Stock; provided, further, that the Company will use its commercially reasonable efforts to cooperate with, and process on its transfer books, any proposed transfer of Class A Common Stock by a Class D Holder to the equityholders of such Class D Holder, if made pro rata to such equityholders’ economic interest for no consideration and not in violation of applicable securities laws. Without limiting the foregoing, the Company agrees that under applicable securities law and “no action” letters in effect as of the date of this Agreement that the holding period under Rule 144(d) with respect to any shares of Class A Common Stock issued to be in exchange for Class D Units hereunder shall be deemed to have commenced upon the initial issuance date of such Class D Units.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

STEPSTONE GROUP INC.

By:	/s/ Scott Hart
Name:	Scott Hart
Title:	Partner and Chief Executive Officer

STEPSTONE GROUP LP

By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Scott Hart
Name:	Scott Hart
Title:	Partner and Chief Executive Officer

Signed by each Asset Class Head, as attorney-in-fact on behalf of each Seller identified in the Transaction Agreement naming such Asset Class Head

SIRA Asset Class Head:

By:	/s/ James O’Leary
Name: James O’Leary
Title: Attorney-in-fact

SRE Asset Class Head:

By:	/s/ Jeffrey Giller
Name: Jeffrey Giller
Title: Attorney-in-fact

EXHIBIT A

FORM OF

CLASS D ELECTIVE EXCHANGE NOTICE

StepStone Group Inc.

4225 Executive Square, Suite 1600

La Jolla, CA 92037

Telephone:

E-mail:

Attention: Chief Legal Officer

StepStone Group LP

4225 Executive Square, Suite 1600

La Jolla, CA 92037

Telephone:

E-mail:

Attention: Chief Legal Officer

Reference is hereby made to the Class D Exchange Agreement, dated as of May 31, 2024 (the “Class D Exchange Agreement”), among StepStone Group Inc., a Delaware corporation (the “Company”), StepStone Group LP, a Delaware limited partnership (the “Partnership”), and the Partnership Unitholders (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Partnership Unitholder hereby transfers to the Partnership or the Company (in the event that the Company determined to effect a direct exchange with the undersigned Partnership Unitholder) the number of Exchangeable Units set forth below, in Exchange for either shares of Class A Common Stock to be issued in its name (or the name of its designee) as set forth below or, at the option of the Company, the Cash Settlement payable to the account set forth below, in accordance with the terms of the Class D Exchange Agreement.

Legal Name of Partnership Unitholder[1]:

Maximum Number of Class D Units to be Exchanged (which amount is estimated to have a fair value of at least $100,000 or represents all Class D Units held by the undersigned):

Limitation on Tax Benefit Payments under Section 2.01(d) of the Tax Receivable Agreement (choose one of the below):

    % of the amount realized

$     (specify dollar amount)

    % of the Basis Adjustment with respect to the Adjusted Assets as a result of the Exchange

Partnership Unitholder desires to have the shares of Class A Common Stock be settled through delivery to the holder’s brokerage account with Morgan Stanley Smith Barney LLC (“Morgan Stanley”). The Company is authorized to deliver such Class A Common Stock to the account specified by Morgan Stanley. The Partnership’s transfer agent may request further information from the Partnership Unitholder.

[Include bracketed language if entering into a Rule 10b5-1 plan.] [The Partnership Unitholder has entered into a Rule 10b5-1 plan (“Plan”) with Morgan Stanley on or about the date hereof. Partnership Unitholder

1 If the holder is an entity, such as an LLC or a trust, please indicate the formal legal name of the holder.

acknowledges and agrees that to the extent Class A Common Stock is to be sold pursuant to the Plan, the shares delivered upon Exchange shall be used first for such purpose. The Partnership Unitholder acknowledges that if it enters into a Rule 10b5-1 plan to sell shares of Class A Common Stock delivered upon Exchange, such Partnership Unitholder cannot withdraw or amend this Exchange Notice despite the provisions for revocation set out in the Exchange Agreement.]

Exercise Contingencies: In accordance with Section 2.1(a)(i)(C) of the Exchange Agreement, the undersigned Partnership Unitholder notifies the Company that this election to exchange is contingent upon:

(1) the Exchange occurring on [DATE] (or as soon thereafter as the Company can effect such Exchange) (“Exchange Date”); and

(2) [add other conditions, as desired, for example, to track the Rule 10b5-1 plan] [the closing price of the Company’s Class A Common Stock is at least $[XX.XX] per share on the last trading day prior to the Exchange Date].2

If the undersigned Partnership Unitholder is not a U.S. person, such Partnership Unitholder understands and agrees that (i) the Company or its affiliates is required to withhold taxes due in connection with an Exchange and pay such taxes to the U.S. Internal Revenue Service within 20 calendar days following such Exchange, (ii) the Partnership Unitholder is ultimately responsible for the payment of applicable withholding taxes and must pay the requisite amount to the Company within 15 calendar days following such Exchange, (iii) to the extent the Partnership Unitholder determines to sell a portion of the Exchanged Class A Common Stock via Morgan Stanley in order to have the cash to satisfy such withholding taxes, it shall enter into a Variable Standing Letter of Authorization with Morgan Stanley to direct that the relevant amount be paid directly to the Company from the proceeds of such sale, (iv) to the extent there is any shortfall in amounts paid to the Company necessary to satisfy applicable withholding taxes within 15 calendar days following such Exchange, the Partnership Unitholder agrees to pay to the Company any such shortfall no later than the 18th calendar day following such Exchange, (v) should the Company not receive the requisite amount to satisfy the relevant withholding tax obligation by the 20th calendar day following such Exchange, such Partnership Unitholder agrees that the Company or the relevant affiliate will withhold such amount from any amounts due to it, including from Partnership distributions.

The undersigned Partnership Unitholder hereby represents and warrants that (i) the Partnership Unitholder has all requisite legal capacity and authority to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) the execution and delivery of this Exchange Notice and the consummation of the Exchange have been duly authorized by all necessary corporate or other entity action on the part of the Partnership Unitholder; (iii) this Exchange Notice constitutes a legal, valid and binding obligation of the undersigned Partnership Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally; (iv) the Exchangeable Units subject to this Exchange Notice are being transferred to the Partnership or the Company, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Exchangeable Units subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Exchangeable Units to the Partnership or the Company, as applicable; (vi) the Partnership Unitholder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and is not acquiring the shares of Class A Common Stock with the intent to distribute them in violation of the Securities Act; (vii) the Partnership Unitholder is not aware of or in possession of any material non-public information concerning the Company or the Class A Common Stock and (viii) either (x) the Class D Units being exchanged have been held by the undersigned for a period of at least one year (after taking into account the holding period allowed by Rule 144(d) under the Securities Act) or (y) (i) the Class D Units being exchanged have been held by the undersigned for a period of at least six months (after taking into account the holding period allowed by Rule 144(d) under the Securities Act), (ii) the undersigned acknowledges that

2 To the extent you are a non-U.S. Partnership Unitholder and choose to enter into a Rule 10b5-1 trading plan in order to sell Class A Common Stock to cover for withholding taxes, it is recommended that you do not set a minimum price for sale of such Class A Common Stock.

the Class A Common Stock will upon issuance remain restricted securities (as term is used in Rule 144 of the Securities Act) and (iii) the undersigned agrees and covenants that it will comply with, and cause its broker to comply with, the requirements of Rule 144 in connection with any sale or transfer of the Shares, including any requirements applicable to the sale or transfer of control securities by an affiliate if the Shareholder is deemed an affiliate of the Company at the time of such sale or transfer.

The undersigned hereby irrevocably constitutes and appoints any officer of the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer the Partnership Units subject to this Exchange Notice and to deliver to the undersigned the shares of Class A Common Stock or the Cash Settlement to be delivered in Exchange therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Partnership Unitholder:

Name:
Authorized Signatory:
Dated:

EXHIBIT B

FORM OF

JOINDER

This Joinder (“Joinder”) is a joinder to the Exchange Agreement, dated as of May 31, 2024 (the “Agreement”), among StepStone Group Inc., a Delaware corporation (the “Company”), StepStone Group LP, a Delaware limited partnership (the “Partnership”), and each of the Partnership Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder shall have the meanings given to them in the Agreement. The Partnership, the Company and the undersigned agree that all questions concerning the construction, validity and interpretation of this Joinder shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise. In the event of any conflict between this Joinder and the Agreement, the terms of this Joinder shall control.

The undersigned, having acquired shares of Class D Units, hereby joins and enters into the Agreement. By signing and returning this Joinder to the Partnership and the Company, the undersigned (A) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Partnership Unitholder contained in the Agreement, with all attendant rights, duties and obligations of a Partnership Unitholder thereunder and (B) makes each of the representations and warranties of a Partnership Unitholder set forth in Section 3.3 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder by the Partnership and the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Unitholder Name:
By:

Name:
Title:
Address for notices:

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